UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On August 8, 2023, Veracyte, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2023. The full text of the press release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2023, the Company and Tina S. Nova, Ph.D. agreed that Dr. Nova will resign from her position as General Manager, Urological Cancers of the Company effective as of September 3, 2023, and transition into an advisor role with the Company effective as of September 4, 2023 (the “Transition Date.”).

In connection with this transition, Dr. Nova entered into an advisor agreement (the “Advisor Agreement”) with the Company, effective as of the Transition Date, which provides that (i) for a period of twelve (12) months, Dr. Nova will receive $10,000 per month, subject to adjustment by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Committee”) after six (6) months of service; (ii) Dr. Nova will be eligible to receive an annual discretionary bonus for fiscal year 2023, the performance target of which will be determined by the Committee in accordance with standard practices; and (iii) Dr. Nova’s existing equity awards (the “Equity Awards”) will continue to vest (or remain eligible to be achieved and vest, as applicable) pursuant to the terms and conditions of the respective award agreements and the Company’s 2013 Stock Incentive Plan, as amended, or any other applicable Company equity incentive plan, subject to her continued service as an advisor to the Company. Pursuant to the Advisor Agreement, Dr. Nova will not be entitled to receive any additional equity awards from the Company and, as of the final day of her service as an advisor to the Company, any portion of her Equity Awards that have not then vested by their terms shall automatically terminate and be forfeited.

Dr. Nova’s Change of Control and Severance Agreement with the Company, dated April 6, 2022, will terminate effective as of the Transition Date.

The foregoing summary of the Advisor Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Advisor Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Veracyte, Inc. dated August 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 8, 2023

VERACYTE, INC.

		By:	/s/ Rebecca Chambers
		Name:	Rebecca Chambers
		Title:	Chief Financial Officer
Principal Financial Officer